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EXHIBIT 24.1

POWER OF ATTORNEY

        The undersigned, a director of Nash Finch Company (the "Company"), a Delaware corporation, does hereby constitute and appoint Ron Marshall, Robert B. Dimond and Kathleen E. McDermott, and each of them, as the undersigned's true and lawful attorneys-in-fact, with full power to each of them to act without the others, for and in the name of the undersigned to sign the Company's Annual Report on Form 10-K for the 52 weeks ended December 28, 2002 ("Annual Report"), and to file said Annual Report so signed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended; and hereby grants to the attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things necessary to be done in the exercise of the rights and powers granted herein as fully and to all intents and purposes as the undersigned might or could do in person; and hereby ratifies and confirms all that such attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

        In Witness Whereof, I have signed this Power of Attorney as of April 15, 2003.

/s/ CAROLE F. BITTER Carole F. Bitter	/s/ LAURA STEIN Laura Stein
/s/ JERRY L. FORD Jerry L. Ford	/s/ JOHN E. STOKELY John E. Stokely
/s/ ALLISTER P. GRAHAM Allister P. Graham	/s/ WILLIAM R. VOSS William R. Voss
/s/ JOHN H. GRUNEWALD John H. Grunewald	/s/ WILLIAM H. WEINTRAUB William H. Weintraub
/s/ ROBERT F. NASH Robert F. Nash

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  EXHIBIT 24.1
POWER OF ATTORNEY